Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements of Forms S-8 (File No. 333-135751 and 333-120534), Forms S-1 (File No. 333-135749 and 333-130692) and Form S-3 No. 333-110252 of Canyon Resources Corporation of our report dated February 27, 2007, appearing in this Annual Report on Form 10-K of Canyon Resources Corporation for the year ended December 31, 2006.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC
Denver, Colorado
March 1, 2007